UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2023
__________________________________________________
AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 20, 2023, AGNC Investment Corp. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The record date for the Annual Meeting was February 24, 2023. As of the record date, a total of 575,078,356 shares of the Company’s common stock, par value $0.01 (“Common Stock”), were entitled to vote at the Annual Meeting. There were 408,808,221 shares of Common Stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the common stockholders and the final voting results of each such proposal.

1.    Election of Directors. The Company’s common stockholders voted to elect nine (9) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Donna J. Blank	238,538,173	4,090,563	3,006,893	163,172,592
Morris A. Davis	232,371,640	10,282,501	2,981,488	163,172,592
Peter J. Federico	239,032,510	4,058,767	2,544,352	163,172,592
John D. Fisk	237,869,857	4,775,423	2,990,349	163,172,592
Andrew A. Johnson, Jr.	238,596,666	3,984,474	3,054,489	163,172,592
Gary D. Kain	237,913,726	4,638,492	3,083,411	163,172,592
Prue B. Larocca	236,184,519	6,399,216	3,051,894	163,172,592
Paul E. Mullings	237,390,651	5,159,674	3,085,304	163,172,592
Frances R. Spark	238,747,409	3,832,341	3,055,879	163,172,592

2.    Executive Compensation. The Company’s common stockholders voted on an advisory and non-binding basis in favor of approval of the advisory resolution on executive compensation.

For	Against	Abstain	Non Votes
231,423,422	10,314,261	3,897,946	163,172,592
3.    Frequency of Future Advisory Votes on Executive Compensation. The results of the non-binding advisory vote on the frequency of the stockholder vote to approve the compensation of the Company's named executive officers are as set forth below:

1 Year	2 Years	3 Years	Abstain	Non-Votes
234,182,418	4,114,184	4,588,321	2,750,706	163,172,592
After considering the results of such stockholder vote, the Company’s Board of Directors decided, at a meeting held on April 20, 2023, that the Company will hold an advisory “say-on-pay” vote every year in conjunction with its annual meeting of stockholders. Accordingly, the Company will include an advisory “say-on-pay” vote every year in its future proxy materials until the next stockholder vote on the frequency of “say-on-pay” votes, which will be held no later than the Company’s annual meeting of stockholders in 2029.

4.    Ratification of appointment of Ernst & Young LLP. The Company’s common stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountant for the year ending December 31, 2023.

For	Against	Abstain	Non Votes
401,512,384	4,504,967	2,790,870	—

5.    Amendments to Certificate of Incorporation. The Company’s common stockholders did not approve proposed amendments to AGNC Investment Corp.'s Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to eliminate supermajority voting requirements. Approval of each item required the affirmative vote of the holders of 66% of all shares of the Company's Common Stock entitled to vote at the Annual Meeting.
5A: The Company's stockholders did not approve amendments to remove the supermajority voting standard for certain amendments to our Certificate of Incorporation with the following votes:

For	Against	Abstain	Non Votes
234,207,023	8,457,540	2,971,066	163,172,592

5B: The Company's stockholders did not approve amendments to remove the supermajority voting standard for amendments to our Bylaws with the following votes:

For	Against	Abstain	Non Votes
233,874,992	8,782,686	2,977,951	163,172,592

5C: The Company's stockholders did not approve amendments to remove the supermajority voting standard for removal of directors with the following votes:

For	Against	Abstain	Non Votes
235,307,271	7,694,089	2,634,269	163,172,592

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: April 24, 2023	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Executive Vice President, Chief Compliance Officer, General Counsel and Secretary